Exhibit 10.5

                               ASSET SALE AGREEMENT

THIS ASSET SALE AGREEMENT ("Agreement") has been made and entered into as of this ____ day of August, 2003, between World Information Corporation, a Nevada corporation ("World Information"), and Knowgen Systems, Inc., a Michigan corporation (the "Knowgen Systems") and Parsh Patel, individually.

                                   RECITALS

A. The parties hereto desire to enter into this Agreement whereby Knowgen Systems will sell to World Information the following assets:

o  JODE Software
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JODE is an integrated application desktop that guides developers through the lifecycle processes, enabling them to use the appropriate middleware tools and allowing them to focus on business needs and abstracting them from the technical intricacies of the system, tools and environment. This tool permits application developers to concentrate strictly on the building of business applications. JODE will also provide a consistent look and feel across the organization, thus enabling the application developer the ability to deliver new business applications or enhancements consistently in a rapid fashion.

o  KnowPad Software
   ----------------

KnowGen's last mile connectivity product provides an integrated and comprehensive solution for all aspects of the professional services business. This concept is analogous to how FedEx tracks parcels. However, KnowGen's system doesn't track parcels, it tracks people, projects, designs, client relationships, assets and resources related to any information technology job. The goal is to provide all its qualified users accurate and immediate information displayed on all specified, commonly used systems and devices and on all targeted resources registered and tagged, again like FedEx registers and tags all its parcels, on KnowGen's ASP system.

o All print material, source code, trademarks, patents and drawings developed in connection with Jode and KnowPad Software, including posters, flyers, newspaper copy advertisements, letterhead, including the right to use templates for such material for future product development.

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(hereinafter collectively referred to as the " Assets").

NOW, THEREFORE, in consideration of the mutual agreements and covenants contained herein, the parties hereto agree as follows:

                                    ARTICLE I.
                                  THE ASSET SALE

1.1. Sale of Assets. Knowgen Systems hereby sells to World Information the Assets free and clear of any liens or encumrances. World Information shall receive the Assets in exchange for the title to the Assets and agreement to indemnify World Information against undisclosed liabilities. Upon issuance of 50,000 shares of World Information common stock, the Assets shall be considered transferred and sold by Knowgen Systems to World Information.

                                   ARTICLE II.
                         REPRESENTATIONS AND WARRANTIES

2.1. Representations and Warranties of Knowgen Systems. Knowgen Systems hereby represents and warrants that all liabilities of Knowgen Systems as of the date of this Agreement will be placed into his sole proprietorship prior to its Asset transfer to World Information or otherwise be paid by Parsh Patel and that Knowgen Systems will hold World Information harmless from the payment of all such liabilities and the Assets are transferred free and clear.

2.2 Knowgen Systems shall hold the common stock indefinitely unless such shares are subsequently registered under the Securities Act and under applicable state securities laws or an exemption from such registration is available. Note Holder has been advised or is aware of the provisions of Rule 144 promulgated under the Securities Act which permits limited resale of the securities purchased in a private placement subject to the satisfaction of certain conditions including, among other things, the availability of certain current public information about Company and compliance with applicable requirements regarding the holding period and the amount of securities to be sold and the manner of sale. Knowgen Systems represents that it is an "Accredited Investor" as the term is defined in Rule 501(a) of Regulation D under the Securities Act.

                                ARTICLE III.
                          ARTICLE INDEMNIFICATION

3.1. Indemnification. From and for a period of 36 months after the closing of the transactions contemplated by this Agreement, Knowgen Systems agrees to indemnify, defend and save World Information and the Assets transferred and each of its officers, directors, employees, agents, affiliates and subsidiaries (each an "Indemnified Party") harmless from and against, and to promptly pay to an Indemnified party or reimburse an Indemnified Party for, any and all liabilities, losses, costs, expenses, interest and fines (including reasonable fees and expenses of attorneys, accountants and other experts incurred by any Indemnified Party in any action or proceeding

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between such Indemnified party and Knowgen Systems or between any Indemnified
Party and any third party or otherwise) sustained or incurred by any Indemnified party relating to, resulting from, arising out of or otherwise by virtue of the Knowgen Systems Liabilities, or any breach of a representation or warranty made herein by Knowgen Systems, or a breach or failure to observe or perform any of the agreements contained in this Agreement. If after August 1, 2004, there is no breach of warranty or claim relating to the Assets title, World Information shall issue 50,000 shares of it's common to Knowgen Systems. If after August 1, 2005, there is no breach of warranty or claim relating to the Assets title, World Information shall issue 50,000 shares of it's common to Knowgen Systems.

                                  ARTICLE IV.
                                 MISCELLANEOUS

4.1. Assignability and Parties in Interest. This Agreement shall not be assignable by any of the parties hereto without the consent of all other parties hereto. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors. Nothing in this Agreement is intended to confer, expressly or by implication, upon any other person any rights or remedies under or by reason of this Agreement.

4.2. Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Nevada. Each of the parties hereto consents to the personal jurisdiction of the federal and state courts in the State of Nevada in connection with any action arising under or brought with respect to this Agreement.

4.3. Counterparts. This Agreement may be executed as of the same effective date in one or more counterparts, each of which shall be deemed an original.

4.4. Headings. The headings and subheadings contained in this Agreement are included solely for ease of reference, and are not intended to give a full description of the contents of any particular Section and shall not be given any weight whatever in interpreting any provision of this Agreement.

4.5. Complete Agreement. This Agreement and the documents referred to herein contain the entire agreement between the parties and, except as provided herein, supersede all previous negotiations, commitments and writings.

4.6. Modifications, Amendments and Waivers. This Agreement shall not be modified or amended except by a writing signed by each of the parties hereto.

4.7. Severability. If any term or other provision of this Agreement is invalid, illegal, or incapable of being enforced by any rule of law or public policy, all other terms and provisions of this Agreement will nevertheless remain in full force and effect. Upon any such determination that any term or other provision is invalid, illegal, or incapable of being enforced, the parties hereto will negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

KNOWGEN SYSTEMS, INC.

By:
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PARSH PATEL


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INDIVIDUALLY


WORLD INFORMATION

By:
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